Exhibit 99.1

News Release

For Immediate Release

February 13, 2014

Approach Resources Inc.

Reports 2013 Production and 2014 Outlook and

Announces Fourth Quarter and Full-Year 2013 Conference Call

Fort Worth, Texas, February 13, 2014 – Approach Resources Inc. (NASDAQ: AREX) today reported estimated fourth quarter and full-year 2013 production and provided its 2014 outlook.

Fourth Quarter 2013 Highlights

•	Production was 11.3 MBoe/d, a 33% increase over the prior-year quarter

•	Oil production was 475 MBbls, a 59% increase over the prior-year quarter

•	Oil production represented 46% of total production

•	Drilled 15 horizontal wells and placed 14 horizontal wells on production

•	Estimated capital expenditures of $74.9 million

Full-Year 2013 Highlights

•	Production was 9.4 MBoe/d, a 19% increase over the prior year

•	Oil production was 1,444 MBbls, a 49% increase over the prior year

•	Oil production represented 42% of total production

•	Drilled 45 horizontal wells and placed 40 horizontal wells on production

Estimated Fourth Quarter and Full-Year 2013 Production

Estimated fourth quarter 2013 production totaled 1,041 MBoe (11.3 MBoe/d), a 33% increase over fourth quarter 2012 and a 28% increase over third quarter 2013. Estimated oil production for fourth quarter 2013 increased 59% compared to fourth quarter 2012 and 51% from third quarter 2013.

Estimated full-year 2013 production totaled 3,424 MBoe (9.4 MBoe/d), a 19% increase over 2012. Oil production for 2013 increased 49% compared to 2012.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Production:
Oil (MBbls)	475	299	1,444	969
NGLs (MBbls)	268	232	951	904
Gas (MMcf)	1,784	1,522	6,177	6,089

Total (MBoe)	1,041	785	3,424	2,888
Total (MBoe/d)	11.3	8.5	9.4	7.9
% Oil	46%	38%	42%	34%

The Permian region, including the Company’s area of operations in the southern Midland Basin, experienced severe winter weather during fourth quarter 2013. However, the winter weather did not significantly impact the results from our operations. Due to our earlier investment in gas lift lines, oil tanks and related field infrastructure, we continued to produce substantially all of our horizontal Wolfcamp wells during the winter storms despite loss of electricity.

INVESTOR CONTACT Megan P. Hays Director, Investor Relations & Corporate Communications mhays@approachresources.com 817.989.9000 x2108	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com

2014 Capital Budget and Guidance

The Company’s capital budget for 2014 is $400 million and includes approximately $385 million for drilling and completion activity and $15 million for infrastructure. We plan to operate three rigs to drill approximately 70 horizontal wells in the Wolfcamp shale oil play in the southern Midland Basin.

We expect 2014 production will total 4,790 MBoe, which represents a 40% increase over estimated 2013 production of 3,424 MBoe. The table below sets forth the Company’s current production and operating costs and expenses guidance for 2014.

2014 Guidance
Production:
Total (MBoe)	4,790
Percent oil	43% – 46%
Percent total liquids	71% – 74%
Operating costs and expenses (per Boe):
Lease operating	$5.00 – 6.00
Production and ad valorem taxes	7.25% of oil & gas revenues
Cash general and administrative	$4.50 – 5.00
Exploration	$0.50 – 1.00
Depletion, depreciation and amortization	$22.00 – 24.00
Capital expenditures (in millions)	Approximately $400
Horizontal wells	70

The Company’s guidance is forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond the Company’s control. In addition, our 2014 capital budget excludes acquisitions and lease extensions and renewals and is subject to change depending upon a number of factors, including additional data on the Company’s Wolfcamp shale oil resource play, results of horizontal drilling and completions, including pad drilling and batch completions, economic and industry conditions at the time of drilling, prevailing and anticipated prices for oil, NGLs and gas, the availability of sufficient capital resources for drilling prospects, the Company’s financial results and the availability of lease extensions and renewals on reasonable terms.

Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations. The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
January 2014 – December 2014	Collar	550 Bbls/d	$90.00/Bbl - $105.50/Bbl
January 2014 – December 2014	Collar	950 Bbls/d	$85.05/Bbl - $95.05/Bbl
January 2014 – December 2014	Collar	2,000 Bbls/d	$89.00/Bbl - $98.85/Bbl
April 2014 – March 2015	Collar	1,500 Bbls/d	$85.00/Bbl - $95.30/Bbl
January 2015 – December 2015	Collar	2,600 Bbls/d	$84.00/Bbl - $91.00/Bbl
Natural Gas Liquids
Propane
January 2014 – December 2014	Swap	500 Bbls/d	$41.16/Bbl
Natural Gasoline
January 2014 – December 2014	Swap	175 Bbls/d	$83.37/Bbl
Natural Gas
January 2014 – December 2014	Swap	360,000 MMBtu/month	$4.18/MMBtu
February 2014 – December 2014	Swap	35,000 MMBtu/month	$4.29/MMBtu
March 2014 – December 2014	Swap	160,000 MMBtu/month	$4.40/MMBtu
September 2014 – June 2015	Collar	80,000 MMBtu/month	$4.00/MMBtu - $4.74/MMBtu
January 2015 – December 2015	Swap	200,000 MMBtu/month	$4.10/MMBtu
January 2015 – December 2015	Collar	130,000 MMBtu/month	$4.00/MMBtu - $4.25/MMBtu

Conference Call Scheduled for Tuesday, February 25, 2014

The Company plans to announce fourth quarter and full-year 2013 financial and operational results on Monday, February 24, 2014, after close of trading. Additionally, the Company plans to host a conference call on Tuesday, February 25, 2014, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss fourth quarter and full-year 2013 financial and operational results. Those wishing to listen to the conference call, may do so by visiting the Events page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Dial in: (877) 201-0168

Intl. dial in: (647) 788-4901

Passcode: Approach / 93847436

A replay of the call will be available on the Company’s website or by dialing:

Dial in: (855) 859-2056

Passcode: 93847436

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results of the Company, including capital expenditures, production and operating costs and expenses guidance discussed herein. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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